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                                                            Exhibit 10(iii)(A)3


                Summary of Actions Relating to Change in Control


On October 23, 2000, the Board of Directors of AT&T Corp. ("AT&T") approved board resolutions (incorporated by reference of Exhibit (10)(iii)(A)(32) to Form 10-K for 2000, File No. 1-1105) adopting change in control provisions to various AT&T plans and programs (collectively, as further amended subsequent to the date of such resolutions, the "Plans"). The Plans were amended to provide enhanced benefits to participants whose employment is terminated under certain circumstances within two years following a change in control. The definition of "Change in Control" used in these amendments was the definition contained in the AT&T 1997 Long Term Incentive Program (incorporated by reference to Exhibit 10(iii)(A)(12) to Form 10-K for 1999, File No. 1-1105).

On February 23, 2004, the Board of Directors of AT&T adopted, subject to shareholder approval, the AT&T 2004 Long Term Incentive Program that, among other things, includes a definition of "Change in Control" that differs from the definition that appears in the AT&T 1997 Long Term Incentive Program. At the AT&T annual meeting on May 19, 2004, the AT&T shareholders approved the AT&T 2004 Long Term Incentive Program (incorporated by reference to Exhibit 4.1 to Form S-8 filed on May 26, 2004, File No. 1-1105).

Subsequent to the AT&T shareholders meeting, officers and internal benefits committees of AT&T, with the concurrence of the Chairman of the Compensation and Employee Benefits Committee of the Board of Directors, took various actions the effect of which was to further amend the Plans to substitute the definition of "Change in Control" contained in the AT&T 2004 Long Term Incentive Program for the definition of "Change in Control" contained in the AT&T 1997 Long Term Incentive Program.